PRELIMINARY DRAFT

Project Planet

Special Committee Materials

July 15, 2002

Morgan Stanley

Table of Contents

Section 1

Situation Update

Summary of Current Offer

Proposed Neptune Exchange Offer: 7/15/02	
Transaction Description	• Exchange offer for all outstanding publicly held shares of Mercury Class A common stock for 0.90 shares of Neptune common stock for each outstanding share of Mercury
Implied Equity Value / Price	• $569MM (7/15/02) – 5.3x 2002E Revenues – 31.0x 2002E Earnings • $11.48 per share (7/15/02) – 3.5x 2003E Revenues – 23.6x 2003E Earnings

Capitalization

Class	Shares	Economic Interest	Voting Interest
A	12.0MM	25.0%	10.0%
B[1]	36.0MM	75.0%	90.0%

Key Conditions

- Neptune must own at least 90% of the total outstanding shares of Mercury after the completion of the Exchange Offer
- Neptune's registration statement on Form S-4 must be declared effective by the SEC
- Absence of any threatened or pending litigation or other legal action by Mercury, its board of directors or the Special Committee against Neptune
- No material adverse change in the economy or the stock market, (determined by "good faith judgment") including:
  - A decline of 20% in the Dow Jones Industrial average or the S&P 500 from July 1, 2002
- No other offer to acquire Neptune or Mercury has been proposed or announced
- No material adverse change (determined by "good faith reasonable judgment") in Mercury or Neptune
- No implementation of structural defenses by the Mercury board of directors
- No change in recommendation by the Mercury board if the board initially recommends in favor of the offer
- No formation of any new executive or special committee by the board of directors of Mercury

- If the offer conditions are met and the exchange offer completed, Neptune will subsequently effect a "short form" merger, whereby each remaining Mercury Class A share will be exchanged into Neptune shares according to the exchange ratio provision in the exchange offer

Notes
1. Holders of Class A and Class B common stock are entitled to one and three votes, respectively, per share.

Executive Summary

- **Mercury is projected to outperform market expectations**
  - Strong Q2 results
  - Signed AOL and MSN agreements
  - Raised Base Case financial projections materially
- **Neptune has guided down future expectations**
  - Announced Q2 results in line with expectations but guided down expectations for Q3 and CY2002
  - Shares fell 18% after announcement of quarterly earnings
  - Several analysts have lowered their rating for Neptune
  - Internal accounting inquiry has been resolved
    - Revenue and earnings restated for 1998, 1999, and 2000
    - No impact on Income Statement in 2001 and 2002
    - Muted market reaction
  - SEC investigation is ongoing
- **Mercury has continued to trade as a derivative of Neptune**
  - Mercury's stock price has largely traded independently of its business fundamentals and performance, and comparable company performance
  - Neptune's recent price performance is worse than its comparable universe
  - Mercury's comparables' recent price performance has exceeded Neptune's comparables
  - Mercury's price now trades at a slight discount to the implied price of the current Neptune Offer (which has not yet been made public)

Situation Update

Chronology of Events

Since Neptune's Initial Exchange Offer (March 18, 2002)

Events

	Date	Description
1	March 18	Neptune announces intention to initiate exchange offer for all outstanding public shares of Mercury at an exchange ratio of 0.675
2	March 25	Mercury Special Committee states preliminary review of offer suggests initial bid to be "inadequate"
3	March 26	Neptune discloses SEC investigation and intent to postpone the exchange offer for Mercury shares
4	March 29	Neptune commences exchange offer for Mercury at 0.675 exchange ratio
5	April 10	Neptune proposes to raise exchange ratio to 0.78, Mercury Special Committee determines revised offer is adequate and recommended acceptance of the offer in their 14d-9
6	April 10	Mercury announces 1Q'02 revenue of $18.8MM and EPS of $0.08, beating consensus expectations by $0.02 per share
7	April 25	Neptune announces internal accounting investigation and withdrawal of Mercury exchange offer
8	May 17	Neptune announces results of internal accounting investigation, restating financial statements for 1999, 2000 and 2001
9	July 1	Neptune announces plans to initiate exchange offer for Mercury at an exchange ratio of 0.78x
10	July 2	Neptune commences exchange offer
11	July 10	Mercury announces strong Q2'02 results, with EPS of $0.10, three cents above consensus expectations and revenue of $20.7MM, in line with consensus estimates
12	July 11	Neptune announces Q2'02 results in line with consensus estimates: EPS of $0.12 and revenue of $212MM. Management also lowered Q3 guidance to $0.11 - $0.13 per share vs. expectations of $0.14 and revenues of $205-$215MM vs. consensus expectations of $231MM. Stated CY'02 revenue will be at the low end of previously stated guidance of $875-$900MM but held EPS estimates of $0.50 to $0.55
13	July 12	Neptune increases its exchange offer to 0.85x after market close to match the current Mercury trading price
14	July 15	Neptune increases its exchange offer to 0.90x


Mercury Share Price
$
Volume
(000's)
25
20
15
10
5
0
14,000
12,000
10,000
8,000
6,000
4,000
2,000
0
1
2
3
4
5
6
7
8
9
10
11
12
13
14
3/15/02
4/4/02
4/24/02
5/14/02
6/3/02
6/23/02
7/13/02
Volume
Price

- **Mercury announced strong Q2 results and has recently closed two large distribution deals to help fuel future growth**

Situation Update

Mercury Business Update

Recent Events

Date	Announcement
April 16	New product launch at Nasdaq Market Site: Mercury announces SecurityCenter, Grid Security Services and feature enhancements to other products
May 21	Announces program with NASBA to provide VirusScan Online for the "white box" PC market, expanding the availability of Mercury's services to the more than 7 million PCs built by NASBA yearly
May 22	Needham & Co. initiates research coverage of Mercury with a "Buy" rating
May 24	Mercury research rating upgraded to "Long-Term Buy" by J.P. Morgan Chase
June 25	Mercury integrates SpamKiller product into SecurityCenter service
June 29	Mercury signs marketing agreement with AOL
June/July	Mercury expands MSN relationship
July 10	Reaches two million subscription milestone

Q2'02 Business Review and Increased Guidance

- Strong Q2 Financial Performance
  - Outperformance vs. estimates: EPS of $0.10 vs. consensus estimate of $0.07 and revenue of $20.7MM inline with consensus
  - Increased gross margin from 72% to 76%
  - G&A costs slightly up
- Subscriber Momentum
  - Growth in paid subscribers: grew total subscribers 11% to 1.7MM, adding more than 156,000 subscribers
  - Increased number of services per subscriber due to SecurityCenter console
  - Initial traction of SpamKiller
- Business News
  - Signed a three-year marketing and services agreement with AOL
  - Expanded relationship with Microsoft, extending role as MSN's premier security vendor for up to an additional two years
- Confident Guidance
  - Increased Q3'02 and Q4'02 EPS guidance to $0.10 per share (consensus was $0.08 per share for both quarters); revenue guidance remains the same at $22MM for Q3 and $23-$24MM for Q4
  - FY2002 EPS guided to $0.37 - $0.38, an increase of $0.04 from prior guidance
  - 6 to 6.5MM subscriptions by the end of CY2003

Mercury Analyst Estimates(1)

- Research analysts have generally highlighted Mercury's scalable and profitable business model
- However, the research community has commented that Mercury trades as a derivative of Neptune, not on its underlying business metrics

			12 Month	Revenue			EPS		
Date	Research	Rating	Price Target	3Q02	FY02	FY03	3Q02	FY02	FY03
7/11	Robertson Stephens Dane Lewis	Market Perform	NA	$22.0	$85.2	$110.0	$0.10	$0.37	$0.47
7/11	Legg Mason Wood Walker Todd Weller	Buy	$18	NA	85.0	108.0	0.10	0.36	0.46
5/24	JP Morgan Sterling Auty	LT Buy	$20(2)	NA	84.4	105.7	0.08	0.34	0.42
5/22	Needham Richard Davis	Buy	$20	20.6	84.9	113.4	0.07	0.30	0.40
4/11	Summit Analytic Partners Richard Williams	Strong Buy	NA	NA	87.2	NA	0.07	0.30	NA
4/10	CS First Boston Jonathan Feeney	Buy	$28	20.5	85.6	121.1	0.07	0.31	0.52
	Management – Base Case			$21.8	$86.9	$127.6	$0.10	$0.37	$0.49
	I/B/E/S Mean				86.4	109.2	0.10	0.37	0.46
	First Call						0.10	0.37	0.46

Trading as a Derivative of Neptune…

- "We note that the **investment merits of Mercury as a stand-alone company become somewhat irrelevant** due to the possible success of the Neptune offering. We expect Mercury shares to trade at approximately 0.78 of Neptune share value until the possible close of the deal"

– Robertson Stephens, 7/11/02

… **But Strong Business Model and Solid Execution**

- "The core business is strong and getting stronger. With each passing quarter, the company captures **greater economies of scale** on its infrastructure. The firm recently instituted an automatic renewal subscription model, which we believe will reduce customer churn rates to low-single digits. We believe this **existing business model will produce strong financials and good stock price performance**."

– Needham, 5/22/02

- "With the current business momentum of Mercury, including a more positive picture for subscriber growth, raised EPS projections, the aforementioned distribution deals with Microsoft and AOL, among other items, one could argue that Mercury is a more valuable asset now than compared to the April time frame when the previous (and current) offer on the table by Neptune of 0.78 Neptune shares for each Mercury share was presented"

– Legg Mason, 7/11/02

Notes
1. Shaded rows have been updated since Mercury's Q2 02 earnings release
2. Six month price target

Situation Update

Merger Arbitrage Perspective

- **Despite generating its own business momentum, Mercury has traded as a derivative of Neptune since the announcement of Neptune's initial offer on March 18th**
- **On July 12, Mercury closed at a premium to the implied offer price. In the period from April 25, 2002 to July 10, 2002, the stock had been trading at a slight discount to the implied offer price**
- **Neptune's latest offer, as of July 15, raised the implied offer price to a 4.9% premium to Mercury's closing price on that day**

Spread: Mercury Share Price vs. Exchange Offer Value

$


$22
$20
$18
$16
$14
$12
$10
3/18/02 (before Market open)
3/26/02 (before Market open)
3/29/02
4/10/02
4/25/02
5/17/02
7/1/02
7/2/02
7/10/02
7/11/02
(5.1%)
(8.8%)
(7.9%)
6.4%
(8.0%)
Spread: 4.9%
03/18/02
04/08/02
04/26/02
05/16/02
06/06/02
06/26/02
7/12/02
Mercury Price
Initial Offer Value (0.675x)
Revised Offer Value (0.78x)
X Current Offer Value (0.90x)

Situation Update

Stock Price Impact of Earnings Announcement

Mercury and Neptune

- **Mercury's and Neptune's stock prices rose in aftermarket trading following Mercury's earnings announcement**
- **However after Neptune's disappointing results the following morning, Mercury's earlier gains were lost as the stock traded down in line with Neptune**

Stock Price Performance of Mercury and Neptune
$


July 10th, Aftermarket
July 11th
19
18
17
16
15
14
13
12
11
10
Mercury closes at $13.85
Mercury announces strong earnings, raises guidance
Neptune announces earnings, reduces guidance
4:00
4:15
4:30
4:45
5:00
5:15
5:30
5:45
6:00
6:15
6:30
9:40
9:55
10:10
10:25
10:40
10:55
11:10
11:25
11:40
11:55
12:10
Mercury Price
Neptune Price

Project Planet

Situation Update

Mercury Comparable Stock Price Performance

Since Neptune's Initial Announcement of the Exchange Offer (March 18, 2002)

- **Mercury's comparables have outperformed Neptune's**

	Price at 7/15/02	% Change Since 3/15/02	4/9/02
Mercury	$10.94	(30%)	(34%)
Mercury Comps		(9%)	(3%)
Neptune	$12.75	(54%)	(43%)
Neptune Comps		(37%)	(20%)
Nasdaq	1,383	(26%)	(21%)

Indexed to 100 at 3/15/02


140
120
100
80
60
40
3/15/02
4/8/02
5/2/02
5/26/02
6/19/02
7/13/02
Mercury Comps (9%)
Nasdaq (26%)
Mercury (30%)
Neptune Comps (37%)
Neptune (54%)
Mercury
Mercury Comps[1]
Neptune
Neptune Comps[2]
Nasdaq

Source: FactSet Research Systems

Notes
1. Mercury Comparables include eBay, Paypal, Surf Control, Websense and WebEx. Equal weighted index due to eBay's relative size. Excludes Paypal after 7/5/02 to account for eBay acquisition (assumes Paypal is indexed to other comparables.)
2. Neptune Comparables include Symantec, Trend Micro, Check Point, BEA Systems, NetIQ, ISS Group and RSA Security. Index is market cap weighted.

Morgan Stanley

PRELIMINARY DRAFT

Situation Update

Neptune Business Update

- **Unlike their strong Q1 performance, Neptune just met expectations for Q2 and guided the Street down for Q3 and CY2002**
  - **Cited unexpected weakness in anti-virus software and Sniffer in Europe**

Q2'02 Financial Review

- Q2 Performance
  - Announced revenue of $212 and EPS, excluding Mercury, of $0.12 missing consensus revenue estimate of $231MM, and meeting consensus EPS estimates
  - Downside to the numbers was explained as unexpected weakness in Europe for AV software and Sniffer
  - Gross Margins increased to 84% and the company guided to a target of 85% in FY'03
  - Signed four deals greater than $1MM and 18 deals above $500K
  - Deferred revenue balance increased by 7% to $277 MM
- Reduced guidance for Q3 and CY2002
  - Lowered revenue guidance for Q3, compared to earlier guidance of 2-3% growth, and EPS guidance of $0.11 - $0.13, compared with consensus of $0.14
  - Guided to the low end of CY'02 revenue guidance ($875-$900MM) and held EPS guidance at $0.50 - $0.55

Accounting Restatements

	Announcement
May 17	Announced restated results for 1998, 1999 and 2000 with adjustments made to correct accounting inaccuracies primarily relating to: • Reclassified amounts from tax liability accounts to G&A • Reclassified amounts from tax liability accounts to the sales return reserve account • Reclassified amounts from G&A liabilities to a marketing liability account • Emerging Issues Task Force statement 01-09 which requires that payments to customers or reductions in their accounts receivable for certain marketing related amounts previously classified as charges to marketing expense be recorded as reductions of revenue Balance sheets for December 31, 1998, 1999, 2000, 2001 and March 31, 2002 also restated No impact on 2001 or 2002 income statements as previously stated by management While management has concluded its own internal audit, the SEC investigation of Neptune continues

	1998			1999			2000		
GAAP	Previous	Current	Change	Previous	Current	Change	Previous	Current	Change
Revenue	$990	$962	($28)	$684	$611	($73)	$746	$698	($48)
Operating Exp.	693	671	(22)	691	648	(43)	741	711	(30)
Net Income	36	32	(4)	(160)	(157)	3	(103)	(124)	(21)

Morgan Stanley

PRELIMINARY DRAFT

Situation Update

Financial Model Comparison

- **Since April, Mercury's base case numbers have improved 18% on the revenue line and 19% for cash EPS in 2003**
- **Neptune, after taking 2002 guidance up at the end of Q1'02, has reduced 2002 guidance post its Q2'02 results**
  - **Street estimates have reduced 2003 revenue and cash EPS estimates by 9% and 12%, respectively**


Mercury Previous Financial Model: Base Case
$MM
EPS
250
200
150
100
50
0
1.40
1.20
1.00
0.80
0.60
0.40
0.20
0.00
$83
$0.30
$108
$0.41
$141
$0.52
$183
$0.68
2002E
2003E
2004E
2005E
Revenue
EPS
+18% Revenue
+19% EPS
Mercury Current Financial Model: Base Case
$MM
EPS
$86
$0.37
$128
$0.49
$168
$0.70
$221
$0.93
2002E
2003E
2004E
2005E
Revenue
EPS

Source: Management estimates dated 4/9/02

Source: Management estimates dated 7/11/02


Neptune Previous Financial Model: Street Est.
$MM
EPS
1,100
1,050
1,000
950
900
850
800
1.40
1.20
1.00
0.80
0.60
0.40
0.20
0.00
917
0.66
1,080
0.84
2002E
2003E
Revenue
EPS

Source: I/B/E/S


Neptune Current Financial Model: Street Est.
$MM
EPS
1,000
950
900
850
800
1.40
1.20
1.00
0.80
0.60
0.40
0.20
0.00
864
0.51
981
0.74
2002E
2003E
Revenue
EPS

Source: Available market research from First Call as of 7/15/02

PRELIMINARY DRAFT

Situation Update

Comparable Companies Analysis

Mercury and its Comparables (1)(3)

CY2002E Aggregate Value/Revenue
x


15.0
13.2
9.2
4.9
7.0
5.4
5.7
4.5
3.8
3.0
3.7
3.4
Median : 5.7x
Current Median : 4.5x
(21%)
EBAY
Mercury (1)
WBSN
PYPL(2)
SIRF
WEBX

CY2003E Aggregate Value/Revenue
x


10.3
9.1
7.1
3.3
4.1
3.2
4.4
3.6
2.8
2.2
2.5
2.3
Median : 4.1x
Current Median : 3.2x
(23%)
EBAY
Mercury (1)
PYPL(2)
WBSN
SIRF
WEBX

CY2002E P/E
x


73
39
69
79
66
51
60
30
53
56
35
43
Median : 65.5x
Current Median : 50.8x
(22%)
WBSN
EBAY
PYPL(2)
Mercury (1)
WEBX
SIRF

CY2003E P/E
x


49
55
46
29
43
23
31
26
23
11
14
Median : 31.1x
Current Median : 26.1x
(16%)
EBAY
WBSN
Mercury (1)
PYPL(2)
WEBX
SIRF

As of 4/09/02 | Current as of 7/15/02

Notes
1. Medians exclude Mercury. Mercury multiples based on Base Case. 4/9/02 multiples assumes a 0.78 exchange ratio, and Neptune's closing price on 4/9/02. Current multiples as of 7/12/02 and based on latest Street research.
2. Paypal current multiples based on price as of 7/5/02 indexed to comparables (to account for eBay acquisition announcement).
3. Comparable universe excludes Yahoo! which currently trades at 7.3x, 6.0x, 100.8x and 59.4x CY'02, CY'03 revenue and P/E multiples, respectively. Also excludes TMP Worldwide which trades at 1.5x, 1.3x, 22.0x and 14.6x and [illegible].com which trades at 1.1x, 1.0x, 28.0x and 22.2x.

PRELIMINARY DRAFT

Situation Update

Comparable Companies Analysis

Neptune and its Comparables (1)(3)

CY2002E Aggregate Value/Revenue

x


Median : 3.4x
Current Median : 2.0x
(39%)

CY2003E Aggregate Value/Revenue

x


Median : 2.8x
Current Median : 1.8x
(38%)

CY2002E P/E

x


Median : 37.1x
Current Median : 21.7x
N.M.
(42%)

CY2003E P/E

x


Median : 25.4x
Current Median : 18.5x
(27%)

As of 4/09/02 — Current as of 7/15/02

Notes

1. Neptune Including Mercury consolidates Mercury revenue and net income (73%) into forward estimates.
2. Neptune Excluding Mercury reduces Neptune's share price by its equity interest in Mercury; this amounts to approximately $3.25 for each Neptune share (based on Mercury's unaffected value as of 3/15/02 indexed by comparables). Neptune's cash is also reduced by Mercury's cash balance.
3. All comparables based on latest Street research. Comparable universe excludes VeriSign which currently trades at 1.0x, 0.9x, 10.8x, 8.2x CY02 and CY03 revenue and P/E multiples, respectively. Also excludes Peregrine Systems which trades at 0.4x CY02 revenue and Netegrity which trades at non meaningful values.

PRELIMINARY DRAFT

Situation Update

Transaction Matrix

$MM, Except Per Share Data

Implied Exchange Ratio	Mercury Price	Implied Price Premium/(Discount) to Current(1)	Implied Price Premium/(Discount) to Indexed Unaffected Price(7)	Implied X-Ratio Premium/(Discount) to Exchange Offer	Mercury FD Ownership(3)	Fully-Diluted Implied Equity Value	Fully-Diluted Implied Aggregate Value	Fully-Diluted Value of Tendered Shares(4)	Value of Primary Shares	Street Case(5) FD Aggregate Value / Revenue CY2002E	Street Case(5) FD Aggregate Value / Revenue CY2003E	Street Case(5) P/E CY2002E	Street Case(5) P/E CY2003E	Management Base Case (6) FD Aggregate Value / Revenue CY2002E	Management Base Case (6) FD Aggregate Value / Revenue CY2003E	Management Base Case (6) P/E CY2002E	Management Base Case (6) P/E CY2003E
		$10.94	$14.08	0.900x						$86	$109	$0.37	$0.46	$86	$126	$0.37	$0.49
0.675x	$8.61	(21%)	(39%)	(25%)	5.5%	$423	$306	$116	$103	3.6 x	2.8 x	23.3 x	18.7 x	3.6 x	2.4 x	23.3 x	17.7 x
0.780	9.95	(9%)	(29%)	(13%)	6.3%	491	374	134	119	4.4	3.4	26.9	21.6	4.4	2.9	26.9	20.5
0.850	10.84	(1%)	(23%)	(6%)	6.8%	536	419	146	130	4.9	3.8	29.3	23.6	4.9	3.3	29.3	22.3
0.900	11.48	5%	(19%)	0%	7.2%	569	451	155	138	5.3	4.1	31.0	24.9	5.3	3.5	31.0	23.6
0.990	12.62	15%	(10%)	10%	7.9%	627	509	170	151	6.0	4.7	34.1	27.4	5.9	4.0	34.1	26.0
1.080	13.77	26%	(2%)	20%	8.5%	685	568	186	165	6.7	5.2	37.2	29.9	6.6	4.5	37.2	28.4
1.170	14.92	36%	6%	30%	9.2%	744	627	201	179	7.3	5.7	40.3	32.4	7.3	4.9	40.3	30.7
1.260	16.07	47%	14%	40%	9.8%	803	685	217	193	8.0	6.3	43.4	34.9	8.0	5.4	43.4	33.1
1.350	17.21	57%	22%	50%	10.4%	862	744	232	207	8.7	6.8	46.5	37.4	8.7	5.8	46.5	35.5
1.440	18.36	68%	30%	60%	11.1%	920	803	248	220	9.4	7.4	49.6	39.9	9.4	6.3	49.6	37.8
1.530	19.51	78%	39%	70%	11.7%	979	862	263	234	10.1	7.9	52.7	42.4	10.0	6.8	52.7	40.2
Neptune Statistics(8)		$12.75					Street Perspective - Ex. Mercury							1.2 x	1.1 x	18.5 x	12.8 x
							Consolidated Basis - Inc. Mercury							1.5	1.3	21.7	15.2

Notes:
1. [illegible]
2. [illegible]
3. [illegible]
4. [illegible]
5. [illegible]
6. [illegible]
7. [illegible]
8. [illegible]

Morgan Stanley

Section 2

Overview of Mercury

PRELIMINARY DRAFT

Overview of Mercury

Overview of Mercury Financial Scenarios

Mercury Management Cases[1]


Subscriber Base
('000)
2,000
1,500
1,000
500
0
Subscribers


Revenue
$MM
Growth
%
2002
2003
2004
2005


Operating Income
$MM
Margin
%
125
100
75
50
25
0
40%
35%
30%
25%
20%
2002
2003
2004
2005
Base
Enterprise
Base


EPS
$ per share
Margin
%
2002
2003
2004
2005

Note
1. Based on Mercury management estimates. Street estimates based on IBES

PRELIMINARY DRAFT

Overview of Mercury

Precedent Minority Buy Backs

Price Premia[1]

One-Day Price Premia
%


150%
120%
90%
60%
30%
0%
Median: 24.6%
5%
3%
2%

30-Day Average Price Premia
%


120%
90%
60%
30%
0%
(30%)
Median: 23.2%
(4%)
(6%)
(7%)
(12%)

Notes
1. Selected precedent minority buy back transactions from 2000 to 2002 year-to date; based on publicly available information from Securities Data Corporation; measures premia of final offer price.

PRELIMINARY DRAFT

Overview of Mercury

Mercury Summary Valuation

Current Assuming 25% Control Premium

Implied Share Price Assuming 25% Control Premium
$



Comparable Companies Analysis
Street Case
Base Case
Upside Case
Discounted Equity Value - Earnings
Street Case
Base Case
Upside Case
Precedent Minority Buy Back(1)
$11
$17
$12
$18
$13
$19
$14
$24
$15
$26
$17
$30
$15
$21
0
5
10
15
20
25
30
35
Current Exchange Offer: $11.48(2)
Exchange Offer as of 4/3/02: $17.55(3)

Notes
1. Based on selected unaffected prices as of 3/15/02.
2. Based on Neptune price of $12.75 as of 7/15/02 and offer exchange ratio of 0.90x.
3. Based on Neptune price of $22.50 as of 4/3/02 and offer exchange ratio of 0.78x.

PRELIMINARY DRAFT

Overview of Mercury

Mercury Summary Valuation

$MM, Except Per Share Data

Valuation Methodology	Financial Statistic(1)	Multiple Range/ Premium Range			Equity Value			Value Per Share			Value Per Share Incl. Control Premium(2)		
Comparable Companies Analysis													
Management - Street Case					$443	-	$684	$9.00	-	$13.75	$11.25	-	$17.19
Management - Base Case					468	-	722	9.50	-	14.50	11.88	-	18.13
Management - Upside Case					484	-	747	10.00	-	15.00	12.50	-	18.75
Discounted Equity Value(3)													
Management - Street Case(4)		20.0 x	-	30.0 x	$534	-	$951	$10.80	-	$19.02	$13.50	-	$23.77
Management - Base Case		20.0	-	30.0	606	-	1,056	12.18	-	21.09	15.23	-	26.36
Management - Upside Case		20.0	-	30.0	662	-	1,212	13.33	-	24.17	16.66	-	30.21
Precedent Minority Buyouts													
1-Day Price (indexed)(5)	$14.00	10%	-	50%	772	-	1,057	15.49	-	21.12	15.49	-	21.12

Notes
1. [illegible]
2. [illegible]
3. [illegible]
4. [illegible]
5. [illegible]

Morgan Stanley

Overview of Mercury

Comparable Companies Valuation Detail

$MM, Except Per Share Data

Valuation Methodology	Financial Statistic(1)	Multiple Range/ Premium Range		Equity Value		Value Per Share	
Management - Street Case							
CY2002E Revenue	$85.4	3.5 x -	5.5 x	$416 -	$587	$8.47 -	$11.84
CY2003E Revenue	109.2	2.2 -	3.6	358 -	510	7.31 -	10.33
CY2002E Earnings	$0.37	40.0 -	50.0	737 -	925	14.80 -	18.50
CY2003E Earnings	0.46	20.0 -	30.0	453 -	686	9.20 -	13.80
	Morgan Stanley Value Range			$448 -	$684	$9.00 -	$13.76
Management - Base Case							
CY2002E Revenue	$85.9	3.5 x -	5.5 x	$418 -	$590	$8.50 -	$11.89
CY2003E Revenue	127.6	2.2 -	3.6	398 -	577	8.11 -	11.63
CY2002E Earnings	$0.37	40.0 -	50.0	737 -	925	14.80 -	18.50
CY2003E Earnings	0.49	20.0 -	30.0	479 -	725	9.71 -	14.56
	Morgan Stanley Value Range			$468 -	$722	$9.60 -	$14.60
Management - Upside Case							
CY2002E Revenue	$85.9	3.5 x -	5.5 x	$418 -	$590	$8.50 -	$11.89
CY2003E Revenue	148.3	2.2 -	3.6	444 -	651	9.01 -	13.11
CY2002E Earnings	$0.37	40.0 -	50.0	737 -	925	14.80 -	18.50
CY2003E Earnings	0.50	20.0 -	30.0	499 -	755	10.10 -	15.15
	Morgan Stanley Value Range			$494 -	$747	$10.00 -	$16.00

Notes

Section 3

Overview of Neptune

PRELIMINARY DRAFT

Overview of Neptune

Neptune Street Estimates(1)

Date	Research	Rating	12 Month Price Target	Revenue 3Q02	Revenue FY02	Revenue FY03	EPS 3Q02	EPS FY02	EPS FY03
7/11	Legg Mason Wood Walker Todd Weller	Buy	$25	NA	865.6	$998.4	$0.12	$0.52	$0.78
7/11	CS First Boston Todd Raker	Buy	$19	NA	NA	NA	0.11	0.51	0.75
7/11	US Bancorp Piper Jaffrey C. Eugene Munster	Outperform	$20	210.0	875.2	980.0	0.13	0.54	0.70
7/11	Summit Analytic Partners Richard Williams	Sell	NA	215.0	883.4	989.5	0.12	0.47	0.67
7/12	First Analysis Howard Smith	Accumulate	$18	210.0	872.2	1,003.0	0.11	0.52	0.82
7/12	AG Edwards Robert Breza	Buy	$18	NA	850.0	930.1	0.11	0.50	0.70
7/12	Robertson Stephens Dane Lewis	Market Perform	NA	205.9	848.4	936.5	0.11	0.50	0.63
7/12	Pacific Crest Rob Owens	Buy	$30	210.0	874.2	1,010.0	0.12	0.53	0.80
7/12	Soundview Walter Pritchard	Outperform	$21	215.0	875.2	985.0	0.13	0.55	0.84
7/12	Brean Murray Frederick Ziegel	Buy	$32	NA	NA	NA	0.12	0.56	0.83
7/12	First Albany Matt Barzowskas	Neutral	NA	NA	866.0	979.0	0.11	0.51	0.61
7/12	Bear Stearns Bob Lam	Neutral	NA	207.0	852.0	961.0	0.10	0.46	0.62
7/12	Prudential Securities Michael Tuits	Hold	$15	205.0	834.0	NA	0.12	0.50	0.75
7/12	Wachovia Securities Christopher Russ	Strong Buy	$24	212.7	874.7	1020.8	0.12	0.53	0.80
	Mean			$210.1	$864.2	$981.2	$0.12	$0.51	$0.74
	Median			210.0	869.1	985.0	0.12	0.52	0.75

Note
1. All research excludes impact of Mercury in Neptune financial projections. Ratings colored red represent downgrades since Neptune earnings release. Black indicates no change.

Overview of Neptune

Selected Research Commentary

Neptune

Analyst Commentary

Execution…

- "It appears that the revenue miss can be attributed to Neptune's antivirus business; upside surprise in Sniffer is a positive…We believe improvement of sales execution in this region [Europe] (from both McAfee and Sniffer divisions) will be a key area of focus over the next couple of quarters… Other key issues could include a return to 'normal' growth in the enterprise antivirus market (around 20%) and possibly Symantec gaining share" – *Legg Mason, 7/11/02*
- "We have lowered estimates for both the 2002 and 2003 fiscal years, and we believe that Neptune is well positioned to meet these targets despite macro uncertainties. On the bottom line, we believe that the company has plenty of room to hit targets even with modest revenue growth, if the company can effectively leverage their business model, after somewhat disappointing performance in operational scalability in the second quarter" – *CSFB, 7/11/02*

…Still A Good Business…

- "We continue to be impressed with the execution and operating margin expansion at Neptune. We also believe that the company will benefit from the growing importance of Internet security. The company delivered solid results for Q2:02 in spite of the difficult macroeconomy and weak IT spending environment, but guided lower for the remainder of the year. We maintain our Market Perform rating." – *Robertson Stephens, 7/12/02*
- "We see our revised estimate for 20% sequential growth in the fourth quarter as aggressive, but achievable…We expect concerns regarding the backend-loaded nature of fiscal 2002 sales to weigh on the stock in the near term. From a fundamental perspective, we believe the story remains intact" – *US Bancorp Piper Jaffray, 7/11/02*
- "Ultimately, our thesis for Neptune's stock remains relatively unchanged. We believe that the anti-virus sector remains one of the lone areas of strength in a challenging IP spending environment, and, as such, we believe that Neptune's exposure to the anti-virus sector and potential upside to margins offers a compelling risk/reward for long-term investors" – *CSFB, 7/11/02*

… May Need to Improve Mercury Offer

- "With Neptune not turning in a solid quarter in comparison to Mercury's 2Q'02 results, we believe that it could make a stronger case for Mercury to pursue a higher exchange ratio. We note that the spread has widened a bit and we believe that Neptune could come back and up its offer without significant additional dilution. Overall, we continue to believe that Neptune will do what it takes to close the proposed deal, as the reintegration makes sense from both a business and customer standpoint." – *Legg Mason, 7/11/02*
- "The Mercury acquisition makes strategic sense for both Neptune and Mercury and will ultimately go through, but we believe that Neptune may have to increase the exchange ratio before the independent Mercury committee will accept the transaction" – *CSFB, 7/11/02*

PRELIMINARY DRAFT

Overview of Neptune

Neptune Summary Valuation

Implied Share Price(1)
$



Trading Range
Last 30 Days
Last 60 Days
Comparable Companies
CY2002E Revenue
CY2003E Revenue
CY2003E Earnings
Discounted Equity Value
CY2004E Earnings
CY2005E Earnings
$13
$21
$13
$24
$15
$19
$16
$18
$13
$18
$13
$19
$14
$19
0
5
10
15
20
25
30
Current Price: $12.75(2)

Notes
1. Neptune's equity interest in Mercury amounts to approximately $3.25 in incremental value to each Neptune share (based on Mercury's unaffected value as of 3/15/02 indexed to comparables)
2. As of 7/15/02

PRELIMINARY DRAFT

Overview of Neptune

Neptune Summary Valuation

$MM, Except Per Share Data

Valuation Methodology	Financial Statistic: Street Perspective Excluding Mercury(1)	Multiple Range/ Premium Range	Equity Value: Street Perspective Excluding Mercury	Value Per Share: Consolidated Basis Including Mercury(4)
Trading Range				
Price - Last 30 Days			$1,990 - $3,342	$12.75 - $20.95
Price - Last 60 Days			1,990 - 3,803	12.75 - 23.75
Comparable Companies Analysis				
CY2002E Revenue Multiple	$864.2	1.7 x - 2.3 x	$1,906 - $2,424	$15.49 - $18.63
CY2003E Revenue Multiple	981.2	1.5 - 2.0	1,909 - 2,399	15.50 - 18.48
CY2003E Earnings Multiple	0.74	13.0 - 20.0	1,474 - 2,328	12.87 - 18.05
Discounted Equity Value(3)				
CY2004E Earnings Multiple (2)	$0.89	13.0 x - 20.0 x	$1,543 - $2,434	$13.29 - $18.69
CY2005E Earnings Multiple (2)	1.07	13.0 - 20.0	1,615 - 2,545	13.72 - 19.36

Notes
1. [illegible]
2. [illegible]
3. [illegible]
4. [illegible]

Morgan Stanley

Section 4

Combination Analysis

Combination Analysis

Pro Forma Financials

Street Perspective (Excluding Synergies)

- The consolidation of Mercury will improve both Neptune's revenue growth profile and margin structure
- If the combined entity can realize $10MM in operating synergies in CY2003, consolidation improves Neptune's operating margin and net margin to 17% and 15%, respectively

$ MM	CY2002E			CY2003E		
	Neptune Street(1)	Mercury Base Case(2)	Pro Forma	Neptune Street(1)	Mercury Base Case(2)	Pro Forma
Revenue	$864	$86	$950	$981	$128	$1,109
Revenue Growth	*11.9%*	*38.4%*	*13.9%*	*13.5%*	*48.8%*	*16.7%*
Operating Income	$88	$27	$115	$138	$39	$177
Operating Margin	*10.2%*	*31.5%*	*12.1%*	*14.0%*	*30.5%*	*15.9%*
Net Income (3)(4)	$92	$18	$110	$135	$26	$160
Net Margin	*10.6%*	*21.2%*	*11.6%*	*13.7%*	*20.2%*	*14.5%*

Notes:
1. Neptune based on I/B/E/S research dated 7/12/02.
2. Mercury based on Management estimates
3. Calculated based on IBES EPS estimates with shares outstanding based on Robertson Stephens research dated 7/12/02
4. Assumes 20% tax rate and $27.0MM and $30.6MM of other income in CY2002 and CY2003, respectively.

Morgan Stanley

Combination Analysis

Earnings Accretion/(Dilution) Summary

Neptune: Consolidated Basis – Including Mercury

$ MM, Except Per Share Data

Illustrative Exchange Ratio	Implied Mercury Price	Premium/ (Discount) to Offer	Implied Equity Value	Accretion/(Dilution)(1)(2) Street Case(3) 3Q02 E	Street Case(3) 4Q02 E	Street Case(3) CY2003 E	Base Case(4) 3Q02 E	Base Case(4) 4Q02 E	Base Case(4) CY2003 E	Upside Case(4) 3Q02 E	Upside Case(4) 4Q02 E	Upside Case(4) CY2003 E
0.675x	$8.61	(25.0%)	$423	0.7%	(1.6%)	(1.7%)	(0.6%)	(1.4%)	(0.8%)	(0.6%)	(1.4%)	(0.2%)
0.780	9.95	(13.3%)	491	(0.1%)	(2.4%)	(2.6%)	(1.4%)	(2.1%)	(1.7%)	(1.4%)	(2.1%)	(1.1%)
0.850	10.84	(5.6%)	536	(0.6%)	(2.9%)	(3.2%)	(1.8%)	(2.6%)	(2.3%)	(1.8%)	(2.6%)	(1.7%)
0.900	11.48	0.0%	569	(0.9%)	(3.2%)	(3.6%)	(2.2%)	(3.0%)	(2.8%)	(2.2%)	(3.0%)	(2.1%)
0.990	12.62	10.0%	627	(1.5%)	(3.8%)	(4.3%)	(2.8%)	(3.6%)	(3.5%)	(2.8%)	(3.6%)	(2.9%)
1.080	13.77	20.0%	685	(2.1%)	(4.5%)	(5.0%)	(3.4%)	(4.2%)	(4.2%)	(3.4%)	(4.2%)	(3.6%)
1.170	14.92	30.0%	744	(2.7%)	(5.1%)	(5.8%)	(4.0%)	(4.8%)	(5.0%)	(4.0%)	(4.8%)	(4.4%)
1.260	16.07	40.0%	803	(3.3%)	(5.7%)	(6.5%)	(4.6%)	(5.4%)	(5.7%)	(4.6%)	(5.4%)	(5.1%)
1.350	17.21	50.0%	862	(3.9%)	(6.3%)	(7.2%)	(5.2%)	(6.0%)	(6.4%)	(5.2%)	(6.0%)	(5.8%)
1.440	18.36	60.0%	920	(4.5%)	(6.8%)	(7.9%)	(5.8%)	(6.6%)	(7.1%)	(5.8%)	(6.6%)	(6.5%)
1.530	19.51	70.0%	979	(5.1%)	(7.4%)	(8.5%)	(6.3%)	(7.2%)	(7.8%)	(6.3%)	(7.2%)	(7.2%)

Notes:

1. Earnings accretion/dilution reflects the impact of a Mercury financial scenario on the Street's existing view of Neptune's financial profile including proportionate impact of Mercury Base Case.
2. Neptune based on IBES research dated 7/12/02.
3. Based on IBES research dated 07/12/02.
4. Based on Mercury management estimates.

PRELIMINARY DRAFT

Combination Analysis

Synergies Required For Breakeven

Neptune: Consolidated Basis – Including Mercury

$ MM, Except Per Share Data

Illustrative Exchange Ratio	Implied Mercury Price	Premium / (Discount) to Offer	Implied Equity Value	Street Case (2) 3Q02E	Street Case (2) 4Q02E	Street Case (2) CY2003E	Pre-Tax Synergies For No Dilution (1) Base Case (3) 3Q02E	Base Case (3) 4Q02E	Base Case (3) CY2003E	Upside Case (3) 3Q02E	Upside Case (3) 4Q02E	Upside Case (3) CY2003E
0.675x	$8.61	(25.0%)	$423	NM	$1.0	$4.3	$0.3	$0.9	$2.2	$0.3	$0.9	$0.5
0.780	9.95	(13.3%)	491	0.0	1.5	6.7	0.7	1.4	4.6	0.7	1.4	2.9
0.850	10.84	(5.6%)	536	0.3	1.8	8.4	0.9	1.7	6.2	0.9	1.7	4.5
0.900	11.48	0.0%	569	0.4	2.1	9.5	1.1	1.9	7.3	1.1	1.9	5.7
0.990	12.62	10.0%	627	0.7	2.5	11.6	1.4	2.3	9.4	1.4	2.3	7.7
1.080	13.77	20.0%	685	1.0	2.9	13.6	1.7	2.8	11.4	1.7	2.8	9.8
1.170	14.92	30.0%	744	1.4	3.3	15.7	2.0	3.2	13.5	2.0	3.2	11.8
1.260	16.07	40.0%	803	1.7	3.7	17.8	2.3	3.6	15.6	2.3	3.6	13.9
1.350	17.21	50.0%	862	2.0	4.2	19.8	2.6	4.0	17.6	2.6	4.0	16.0
1.440	18.36	60.0%	920	2.3	4.6	21.9	2.9	4.4	19.7	2.9	4.4	18.0
1.530	19.51	70.0%	979	2.6	5.0	23.9	3.2	4.9	21.8	3.2	4.9	20.1

Notes:
1. Earnings accretion/(dilution) reflects the impact of a Mercury financial scenario on the Street's existing view of Neptune's financial profile including proportionate impact of Mercury Base Case
2. Based on IBES/S research dated 07/12/02
3. Based on Mercury management estimates

Morgan Stanley

Appendix A

Appendix

Comparable Companies Analysis

Trading Statistics

Trading Statistics of Selected Comparable Companies

(USD MM, except share price, percents and ratios)

Company (fiscal year end)	Current Price 7/15/02	Discount to LTM High	Premium to LTM Low	Market Value	Aggregate Value	P/E Ratio CY2002E	P/E Ratio CY2003E	Aggregate Value/ Sales CY2002E	Aggregate Value/ Sales CY2003E	Est. 5 Yr Growth Rate	CY2003E P/E / 5 Yr Growth
Neptune: Street Perspective - Ex. Mercury (12/01)	$9.50			$1,483	$1,046	18.5 x	12.8 x	1.2 x	1.1 x	20.0%	0.64 x
Neptune: Consolidated Basis - Inc. Mercury	$12.75	(38.2%)	20.4%	1,990	1,436	21.7	15.2	1.5	1.3	20.0%	0.76
Mercury: Street Case (12/01)	$10.94	(74.4%)	11.7%	541	424	29.6	23.8	5.0	3.9	50.0%	0.48
Mercury: Base Case (12/01)	$10.94	(74.4%)	11.7%	541	424	29.5	22.5	4.9	3.3	50.0%	0.45
Subscription / Recurring / Low ASP Companies											
eBay (12/01) (4)	$60.80	(18.4%)	50.2%	$17,875	$16,656	79.0 x	54.8 x	15.0 x	10.3 x	50.0%	1.10 x
Paypal: Indexed (12/01)	$18.30	(40.0%)	62.5%	1,150	1,012	60.8	26.1	4.5	3.2	37.5%	0.70
Websex IncCom (12/01)	$12.29	(67.5%)	6.8%	517	477	65.9	23.2	3.4	2.3	40.0%	0.58
Websense (12/01)	$19.04	(45.8%)	100.2%	446	335	38.9	29.3	5.4	3.6	58.0%	0.51
Surfcontrol (06/01)	4.23	(38.2%)	76.3%	225	196	42.7	14.1	3.0	2.2	N.A	N.A
Mean:		(41.6%)	57.6%			53.4 x	29.5 x	6.2 x	4.3 x	46.4%	0.72 x
Median:		(40.0%)	52.5%			50.8	26.1	4.5	3.2	45.0%	0.64
Mid-range ASP / Security Software License Companies											
Symantec (03/02)	$31.50	(28.9%)	59.7%	$3,654	$2,879	22.0 x	18.5 x	2.3 x	2.0 x	20.0%	0.93 x
Trend Micro (12/01)	$20.34	(14.9%)	88.7%	3,470	3,240	55.5	41.3	8.8	7.3	N.A	N.A
Check Point Software (12/01)	$14.50	(70.7%)	28.8%	3,672	2,998	14.4	13.3	5.9	4.9	20.0%	0.67
BEA Systems (01/02)	$8.00	(70.9%)	11.0%	3,350	2,835	29.5	21.2	3.1	2.7	25.0%	0.85
NetIQ (06/01)	$18.59	(65.3%)	7.3%	1,056	578	19.2	19.1	1.7	1.5	32.5%	0.59
ISS Group (12/01)	$13.48	(67.6%)	61.2%	882	404	29.9	20.7	2.0	1.8	27.5%	0.75
RSA Security (12/01)	$3.17	(89.8%)	(11.0%)	179	188	16.7	11.3	0.8	0.7	20.0%	0.57
Mean:		(58.6%)	42.3%			26.7 x	20.8 x	3.5 x	3.0 x	24.2%	0.72 x
Median:		(67.6%)	39.8%			22.0	19.1	2.3	2.0	22.5%	0.71
Large Deal-Size Enterprise Software Companies											
SAP (12/01)	$19.01	(51.3%)	10.5%	$21,905	$22,984	29.0 x	23.3 x	2.9 x	2.8 x	22.0%	1.06 x
Computer Associates (03/02)	$13.13	(66.1%)	2.6%	7,646	10,307	187.6	34.6	3.3	2.9	15.0%	2.30
Siebel Systems (12/01)	$11.77	(75.4%)	3.1%	6,218	4,650	30.2	31.0	2.5	2.4	25.0%	1.24
PeopleSoft (12/01)	$14.75	(67.5%)	8.4%	4,656	2,893	28.3	21.7	1.5	1.4	20.0%	1.08
JD Edwards (10/01)	$11.05	(40.7%)	84.2%	1,323	1,035	42.0	33.2	1.1	1.0	20.0%	1.66
Tibco Software (11/01)	$5.59	(64.8%)	26.6%	1,258	654	N.M.	N.M.	2.4	2.0	30.0%	N.M.
i2 Technologies (12/01)	$1.30	(91.9%)	19.3%	554	348	N.M.	N.M.	0.6	0.5	30.0%	N.M.
Manugistics (02/02)	$3.99	(58.4%)	1.5%	277	319	N.M.	42.8	1.1	1.0	30.0%	1.43
Mean:		(64.4%)	19.5%			63.0 x	31.1 x	1.9 x	1.7 x	24.0%	1.46 x
Median:		(65.3%)	9.4%			30.2	32.1	1.9	1.7	23.5%	1.33

PRELIMINARY DRAFT

Appendix

Mercury Discounted Equity Value

Management – Base Case

$MM, Except Per Share Data

Mercury Price(1)	$10.94
CY2003E EPS	$0.40
CY2003E P/E	32.0x

		CY2004 EPS Estimates			CY2005 EPS Estimates		
		20% Decrease	Mercury(2)	20% Increase	20% Decrease	Mercury(2)	20% Increase
		$0.56	$0.70	$0.84	$0.74	$0.93	$1.12
Forward P/E	Discount Rate	NPV Per Mercury Share(3)(4)					
20.0 x	Nominal	$11.21	$14.01	$16.82	$14.87	$18.59	$22.31
	15.0%	9.75	12.18	14.62	11.25	14.06	16.87
25.0	Nominal	$14.01	$17.52	$21.02	$18.59	$23.24	$27.89
	15.0%	12.18	15.23	18.28	14.06	17.57	21.09
30.0	Nominal	$16.82	$21.02	$25.22	$22.31	$27.89	$33.47
	15.0%	14.62	18.28	21.93	16.87	21.09	25.31

Notes:
1. Mercury share price as of [illegible]
2. Mercury based on Management estimates.
3. Assumes discount rate of 15.0% (Mercury cost of equity is [illegible])
4. Discounted 1 and 2 years, respectively.

PRELIMINARY DRAFT

Appendix

Neptune Discounted Equity Value

$MM, Except Per Share Data

Street Perspective - Ex. Mercury	
Adjusted Neptune Price(1)	$9.60
CY2003E EPS	$0.74
CY2003E P/E	12.8x

Forward P/E	Discount Rate	CY2004 EPS Estimates: 20% Decrease $0.71	CY2004 EPS Estimates: Neptune(2) $0.89	CY2004 EPS Estimates: 20% Increase $1.07	CY2006 EPS Estimates(5): 20% Decrease $0.86	CY2006 EPS Estimates(5): Neptune(2) $1.07	CY2006 EPS Estimates(5): 20% Increase $1.28
		NPV Per Mercury Share(3)(4)					
13.0 x	Nominal	$9.24	$11.54	$13.85	$11.08	$13.85	$16.62
	15.0%	8.03	10.04	12.05	8.38	10.47	12.57
16.5	Nominal	$11.72	$14.65	$17.58	$14.07	$17.58	$21.10
	15.0%	10.19	12.74	15.29	10.64	13.29	15.95
20.0	Nominal	$14.21	$17.76	$21.31	$17.05	$21.31	$25.57
	15.0%	12.35	15.44	18.53	12.89	16.11	19.34

Notes:
1. [illegible]
2. [illegible]
3. Assumes discount rate of 15.0% (Neptune cost of equity is 10.7%)
4. Discounted 1 and 2 years, respectively
5. CY2006 estimates based on I/B/E/S median long-term growth of 20.0%

PRELIMINARY DRAFT

Appendix

Pro Forma Financials

Consolidated Basis – Including Mercury

$ MM	CY2002E			CY2003E		
	Neptune Consolidated(1)	Mercury Base Case(2)	Pro Forma Consolidated	Neptune Consolidated(1)	Mercury Base Case(2)	Pro Forma Consolidated
Revenue	$950	$86	$950	$1,109	$128	$1,109
Revenue Growth	*11.9%*	*38.4%*	*11.9%*	*13.5%*	*48.8%*	*13.5%*
Operating Income	$115	$27	$115	$177	$39	$177
Operating Margin	*12.1%*	*31.5%*	*12.1%*	*15.9%*	*30.6%*	*15.9%*
Net Income (3)(4)	$105	$18	$110	$152	$26	$160
Net Margin	*11.1%*	*21.2%*	*11.6%*	*13.7%*	*20.2%*	*14.5%*

Notes:
1. Neptune based on IBES research dated 7/12/02
2. Mercury based on Management estimates
3. Calculated based on IBES EPS estimates with shares outstanding based on Robertson Stephens research dated 7/12/02
4. Assumes 20% tax rate and $2.7MM and $3.0MM of other income in CY2002 and CY2003, respectively

Morgan Stanley

PRELIMINARY DRAFT

Appendix

Precedent Minority Buy Backs

Exchange Ratio Premia


% Premium
35%
30%
25%
20%
15%
10%
5%
0%
(5%)
(10%)
(15%)
(20%)
(25%)
(30%)
34.3%
16.2%
14.4%
(8.1%)
(15.1%)
12.5%
(0.9%)
(10.0%)
(12.0%)
(22.1%)
12.9%
4.0%
(13.4%)
(19.8%)
(30.6%)
30-Day Average
60-Day Average
90-Day Average
25-50 Percentile
50-75 Percentile
Initial Proposal (0.675x)
Revised Proposal (0.78x)

Notes
1. Selected precedent minority buy back transactions from 2000 to 2002 year-to-date based on Securities Data Corporation; measures premia of final offer price.

PRELIMINARY DRAFT

Appendix

Precedent Minority Buy Backs

$MM, Except Per Share Amounts

Date Announced	Date Effective	Target	Acquiror	Form of Consid.	Percentage Sought	Initial Bid Per Share	Value of Tendered Shares	Implied Equity Value	Price Premium 1-Day Prior	Price Premium 30-Day Average	Price Premium 60-Day Average	X-Ratio Premium 30-Day Average	X-Ratio Premium 60-Day Average	X-Ratio Premium 90-Day Average	Bid Prem 1-Day Post Announce	Final Bid Per Share ($)	% Increase in Offer
2/19/02	Pending	Travelocity	Sabre Holdings	Cash	30%	$23.00	$432	$1,430	48.8%	23.0%	17.6%				(7.7%)	$28.00	21.7%
2/4/02	Pending	Intimate Brands	Limited	Stock	16%	18.57	1645	10,201	11.6%	23.4%	30.9%	11.3%	9.7%	10.8%	3.1%	19.53	5.2%
11/7/01	1/8/02	Aquila (CM)	UtiliCorp/Aquila	Stock	20%	20.69	414	2,070	15.0%	(7.4%)	(12.8%)	(7.7%)	(11.0%)	(13.3%)	0.7%	20.69	0.0%
10/12/01	3/15/02	Liberty Digital	Liberty Media Corp	Stock	16%	3.23	108	667	18.1%	(17.1%)	(23.6%)	(16.4%)	(15.2%)	(17.3%)	14.4%	3.23	0.0%
10/10/01	11/27/01	TD Waterhouse	Toronto Dominion	Cash	11%	9.00	403	3,598	63.2%	38.2%	16.5%				52.5%	9.50	5.6%
10/4/01	12/18/01	TyCom	Tyco Int'l	Stock	11%	14.00	856	7,782	54.7%	43.5%	21.1%	49.5%	32.0%	20.3%	(3.0%)	14.64	4.5%
8/21/01	2/28/02	Spectra-Physics	Thermo Electron Corp	Cash	20%	20.00	67	311	27.8%	(11.7%)	(12.9%)				(4.1%)	17.50	0.0% (1)
6/6/01	12/13/01	Liberty Financial Companies	Liberty Mutual Insurance	Cash	30%	33.70	536	1,787	3.1%	(6.3%)	(13.6%)				3.2%	33.70	0.0%
5/23/01	9/28/01	Unigraphics Solutions Inc	Electronic Data Systems	Cash	14%	27.00	209	1,493	62.5%	75.9%	71.4%				(0.0%)	32.50	20.4%
3/26/01	8/22/01	CSFBdirect (formerly DLJdirect)	CSFB	Cash	18%	4.00	110	611	140.0%	84.2%	64.7%				(6.2%)	6.00	50.0%
2/15/01	9/28/01	Westfield America	Westfield America Trust	Cash	23%	16.00	1,051	4,677	12.9%	12.5%	16.7%				(2.8%)	16.25	1.6%
10/27/00	3/16/01	Azurix Corp (Enron Corp)	Enron Corp	Cash	35%	7.00	330	940	135.1%	107.8%	78.6%				0.7%	8.38	19.6%
9/25/00	3/9/01	Hertz Corp (Ford Motor Co)	Ford Motor Co	Cash	19%	30.00	734	3,968	46.4%	21.9%	18.8%				(6.1%)	35.50	18.3%
8/14/00	7/13/01	BHC Communications Inc	News Corp Ltd	Cash/Stock	24%	176.83	888	3,715	24.7%	19.0%	18.6%	23.7%	20.7%	19.4%	15.6%	176.83	0.0% (2)
3/30/00	6/27/00	Hartford Life (ITT Hartford)	Hartford Financial Svcs	Cash	20%	44.00	1,325	6,700	21.3%	40.6%	33.2%				(2.4%)	50.50	14.8%
3/23/00	6/8/00	Homestead Village Inc	Security Capital Group	Cash	26%	3.40	157	597	52.6%	76.0%	79.3%				6.7%	4.10	20.6%
3/21/00	4/20/00	Travelers Property Casualty	Citigroup Inc	Cash	15%	41.50	2,449	16,327	24.5%	32.4%	25.0%				1.4%	41.95	1.1%
3/16/00	9/15/00	Vastar Resources Inc	BP Amoco Inc	Cash	20%	71.00	1576	7,920	31.6%	62.8%	49.0%				(0.6%)	83.00	16.9%
3/14/00	6/20/00	Howmet Int'l Inc	Alcoa Inc	Cash	19%	18.75	349	1,847	13.5%	13.5%	14.7%				(6.3%)	21.00	12.0% (3)
2/14/00	9/13/00	CareInsite (Medical Manager)	Healtheon/WebMD	Stock	31%	71.50	1,884	6,077	5.3%	(3.9%)	0.8%	(14.9%)	(18.2%)	(13.7%)	(0.7%)	71.50	0.0%
2/2/00	6/30/00	Thermo Instrument Systems	Thermo Electron Corp	Stock	11%	20.40	832	7,383	2.3%	18.7%	40.2%	(15.6%)	(6.5%)	(1.5%)	(7.3%)	20.40	0.0%
1/31/00	6/30/00	Thermedics	Thermo Electron Corp	Stock	24%	10.00	169	698	19.2%	23.1%	58.9%	(8.6%)	4.8%	9.5%	(3.5%)	10.00	0.0%
							Mean		36.5%	30.2%	26.2%	2.7%	2.0%	1.8%	0.3%		9.6%
							Median		24.6%	23.2%	19.8%	(8.1%)	(0.9%)	4.0%	(1.5%)		4.9%

Notes
1. Offer was revised due to impact of events of 9/11 on trading prices
2. Shareholders had the option to elect to receive, for each target share, $165 in cash, $88 in cash and 2.228 ADRs, or 3.376 ADRs; the elections were subject to the limitation that 40% and 60%, respectively, of the total consideration was to be paid in cash and ADRs
3. Alcoa twice amended its original offer of $18.75 to $20.00 and $21.00

Morgan Stanley

Neptune Financial Model

Street Case(1)

$MM, Except Per Share Data	Calendar Year		
	2001A	2002E	2003E
Total Revenue	**$772.5**	**$864.2**	**$981.2**
EPS(2)	$0.14	$0.51	$0.74

Notes:

1. Neptune based on I/B/E/S research dated 7/12/02.
2. Excludes non-cash and one-time charges.

PRELIMINARY DRAFT

Appendix

Mercury Financial Model

Street Case(1)

$MM, Except Per Share Data	Calendar Year		
	2001A	2002E	2003E
Total Revenue	**$62.0**	**$85.4**	**$109.2**
EPS(2)	$0.15	$0.37	$0.46

Notes:

1. Mercury based on I/B/E/S research dated 7/12/02.
2. Excludes non-cash and one-time charges.

PRELIMINARY DRAFT

Appendix

Mercury Financial Model

Base Case

$MM, Except Per Share Data

	Fiscal Year Ended Dec 31					
	2000A	2001A	2002E	2003E	2004E	2005E
Base Revenue	$46.9	$62.0	$86.8	$123.0	$159.9	$207.9
AOL Revenue(2)	0.0	0.0	(0.9)	4.6	7.9	13.4
Enterprise Revenue	0.0	0.0	0.0	0.0	0.0	0.0
Total Revenue	$46.9	$62.0	$85.9	$127.6	$167.8	$221.3
COGS	1.6	1.5	3.1	5.2	6.8	8.8
Technology Cost	7.8	9.5	8.8	10.0	12.5	14.0
Membership Services	4.2	6.6	5.8	8.6	11.2	14.8
License Fees - Base	2.2	2.4	4.0	7.5	9.8	12.7
License Fees - Ent.	0.0	0.0	0.0	0.0	0.0	0.0
Cost of Revenue	15.8	20.3	21.8	31.4	40.3	50.2
Gross Profit	$31.1	$41.7	$64.1	$96.2	$127.5	$171.1
Sales & Marketing(3)	31.3	11.9	13.1	22.1	25.0	32.4
Research & Development	13.0	15.0	16.3	21.9	26.7	34.8
General & Administrative	9.0	7.4	7.7	13.0	16.0	20.9
Operating Expenses	53.3	34.2	37.0	57.1	67.7	88.1
Operating Income(4)	($22.2)	$7.5	$27.0	$39.1	$59.7	$83.0
Other Income/(Expense)	4.8	2.0	2.4	2.4	2.4	2.4
Pre-tax Income(4)	($17.4)	$9.5	$29.5	$41.5	$62.2	$85.5
Income Taxes	0.3	2.7	11.2	15.8	23.6	32.5
% Tax Rate	-1.8%	28.0%	38.0%	38.0%	38.0%	38.0%
Net Income(4)	($17.7)	$6.8	$18.3	$25.7	$38.5	$53.0
EPS(4)	($0.40)	$0.15	$0.37	$0.49	$0.70	$0.80
Avg. FD Shares Outstanding	44.1	46.8	49.3	53.0	55.0	67.0
% of Total Revenue						
Cost of Revenue	33.6%	32.8%	25.4%	24.6%	24.0%	22.7%
Gross Profit	66.4%	67.2%	74.6%	75.4%	76.0%	77.3%
Operating Expenses	113.7%	55.1%	43.1%	44.8%	40.4%	39.8%
Operating Income(4)	(47.3%)	12.1%	31.5%	30.6%	35.6%	37.5%
Net Income(4)	(37.7%)	11.0%	21.3%	20.2%	23.0%	23.9%
% Growth from Previous Period						
Base Revenue			39.9%	41.8%	30.0%	30.0%
Total Revenue	91.3%	32.3%	38.4%	48.6%	31.5%	31.9%
Gross Profit	140.7%	34.0%	53.7%	50.1%	32.6%	34.2%
Operating Expenses	29.2%	(35.8%)	8.3%	54.1%	18.7%	30.0%
Operating Income(4)	—	—	260.1%	44.6%	52.9%	39.0%
Net Income(4)	—	—	168.2%	40.9%	49.8%	37.5%

Notes:
1. [illegible]
2. [illegible]
3. Includes payments to [illegible]
4. Excludes non-cash and one-time charges.

Morgan Stanley

PRELIMINARY DRAFT

Appendix

Mercury Financial Model

Upside Case

$MM, Except Per Share Data	Fiscal Year Ended Dec 31					
	2000A	2001A	2002E	2003E	2004E	2005E
Base Revenue	$46.9	$62.0	$86.8	$123.0	$159.9	$207.9
ACL Revenue(2)	0.0	0.0	(0.9)	4.6	7.9	13.4
Enterprise Revenue	0.0	0.0	0.0	20.8	41.6	62.3
Total Revenue	$46.9	$62.0	$85.9	$148.3	$209.3	$283.6
COGS	1.8	1.9	3.1	5.2	6.8	8.8
Technology Cost	7.8	9.5	8.8	10.0	12.5	14.0
Membership Services	4.2	6.6	5.8	8.6	11.2	14.6
License Fees - Base	2.2	2.4	4.0	7.5	9.8	12.7
License Fees - Ent.	0.0	0.0	0.0	6.2	12.5	18.7
Cost of Revenue	15.8	20.3	21.8	37.6	52.8	68.9
Gross Profit	$31.1	$41.7	$64.1	$110.7	$156.6	$214.8
Sales & Marketing(3)	31.3	11.9	13.1	32.5	43.7	57.4
Research & Development	13.0	15.0	15.3	25.9	26.7	34.8
General & Administrative	9.0	7.4	8.7	15.5	20.6	27.1
Operating Expenses	53.3	34.2	37.0	70.0	91.0	119.2
Operating Income(4)	($22.2)	$7.5	$27.0	$40.7	$65.6	$95.5
Other Income (Expense)	4.8	2.0	2.4	2.4	2.4	2.4
Pre-tax Income(4)	($17.4)	$9.5	$29.5	$43.2	$68.0	$97.9
Income Taxes	0.3	2.7	11.2	16.4	25.8	37.2
% Tax Rate	-1.8%	28.0%	38.0%	38.0%	38.0%	38.0%
Net Income(4)	($17.7)	$6.8	$18.3	$26.8	$42.1	$60.7
EPS(4)	($0.40)	$0.15	$0.37	$0.50	$0.77	$1.07
Avg. FD Shares Outstanding	44.1	46.3	49.3	53.0	55.0	57.0
% of Total Revenue						
Cost of Revenue	33.6%	32.8%	25.4%	25.4%	25.2%	24.3%
Gross Profit	66.4%	67.2%	74.6%	74.6%	74.8%	75.7%
Operating Expenses	113.7%	55.1%	43.1%	47.2%	43.6%	42.0%
Operating Income(4)	(47.3%)	12.1%	31.5%	27.5%	31.3%	33.7%
Net Income(4)	(37.7%)	11.0%	21.3%	18.0%	20.1%	21.4%
% Growth from Previous Period						
Base Revenue			39.9%	41.8%	30.0%	30.0%
Total Revenue	91.3%	32.3%	38.4%	72.8%	41.1%	35.5%
Gross Profit	140.7%	34.0%	53.7%	72.8%	41.4%	37.2%
Operating Expenses	29.2%	(35.9%)	8.3%	88.9%	30.1%	31.0%
Operating Income(4)	–	–	260.1%	50.7%	60.9%	45.7%
Net Income(4)	–	–	168.2%	46.5%	57.5%	44.2%

Notes
1. [illegible]
2. [illegible]
3. [illegible]
4. [illegible]

Morgan Stanley